EXHIBIT (l)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 37 to the Registration Statement on Form N-4 (No. 333-65131) (the “Registration Statement”) of our report dated April 19, 2023 relating to the financial statements of Transamerica Financial Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 20, 2023 relating to the financial statements of each of the subaccounts of TFLIC Separate Account B indicated in our report. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 26, 2023